Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Precision BioSciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2019 Incentive Award Plan, as Amended and Restated	Equity	Common Stock, par value $0.000005 per share	Rule 457(c) and Rule 457(h)	1,680,000	(2)	$9.48	(4)	$15,926,400	$147.60 per $1,000,000	$2,350.74
2021 Employment Inducement Incentive Award Plan	Equity	Common Stock, par value $0.000005 per share	Rule 457(c) and Rule 457(h)	200,000	(3)	$9.48	(4)	$1,896,000	$147.60 per $1,000,000	$279.85
	Total Offering Amounts			1,880,000				$17,822,400		$2,630.59
	Total Fee Offsets (5)									$0.00
	Net Fee Due									$2,630.59

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers such additional shares of common stock, $0.000005 par value per share (“Common Stock”), of Precision BioSciences, Inc. (the “Registrant”), as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2) Represents an additional 1,680,000 shares of Common Stock that may become available for issuance under the Company’s 2019 Incentive Award Plan, as Amended and Restated, pursuant to its terms.
(3) Represents an additional 200,000 shares of Common Stock available for issuance under the 2021 Employment Inducement Incentive Award Plan, as amended.
(4)
Estimated in accordance with the provisions of Rule 457(h) and Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee and calculated based on $9.48 per share, which represents the average high and low prices of the Registrant’s Common Stock reported on The Nasdaq Capital Market on June 27, 2024.

(5) The Registrant does not have any fee offsets.

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